2005 5th Avenue, Suite 200
Seattle, Washington 98121
(206) 448-0884

                                                                                                                                                           April 18, 2013

Dear Fellow Shareholder:

On behalf of the Board of Directors and management of Sound Financial Bancorp, Inc., I cordially invite you to attend our 2013 Annual Meeting of Shareholders.  The meeting will be held at 2:30 p.m., Pacific Time, on Tuesday, May 28, 2013, at our main office located at 2005 5th Avenue, Suite 200, Seattle, Washington 98121.

We are providing the proxy materials for the Annual Meeting and our Annual Report to Shareholders for the year ended December 31, 2012 to our shareholders over the Internet as a cost-saving measure and to conserve the environment.  You may read, print and download the proxy materials and the Annual Report at http://www.proxyvote.com. On April 18, 2013, we mailed to all our shareholders a Notice of Annual Meeting of Shareholders to be held May 28, 2013 and of Internet Availability of Proxy Materials containing instructions on how to access these materials, including requesting a paper copy by mail, telephone or email.

The accompanying proxy statement describes the business to be conducted at the Annual Meeting.  An important part of the Annual Meeting is the shareholder vote on corporate business items.  I urge you to exercise your rights as a shareholder to vote and participate in this process.  Shareholders are being asked to consider and vote upon:  (1) the election of three directors of Sound Financial Bancorp, Inc.and (2) the ratification of the appointment of Moss Adams, LLP, as the Company’s independent registered public accounting firm.  At the Annual Meeting, I will give management’s report to you on Sound Financial Bancorp, Inc.’s 2012 financial and operating performance.

We encourage you to attend the Annual Meeting in person.  Whether or not you plan to attend the meeting, please read the proxy statement and vote your shares by Internet or telephone or by sending a completed proxy card by regular mail as promptly as possible.  This will ensure that your shares are represented at the meeting.  Instructions for these various methods of voting are contained in the Notice of Annual Meeting of Shareholders to be held May 28, 2013 and of Internet Availability of Proxy Materials, in the proxy statement for the Annual Meeting.

Your Board of Directors and management are committed to the continued success of Sound Financial Bancorp, Inc. and the enhancement of the value of your investment.  As President and Chief Executive Officer, I want to express my appreciation for your confidence and support.

Sincerely,

Laura Lee Stewart
President and Chief Executive Officer

SOUND FINANCIAL BANCORP, INC.

2005 5th Avenue, Suite 200
Seattle, Washington 98121
(206) 448-0884

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 28, 2013

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Sound Financial Bancorp, Inc. will be held as follows:

TIME	Tuesday, May 28, 2013, at 2:30 p.m., Pacific Time
PLACE	Sound Community Bank 2005 5th Avenue, Suite 200 Seattle, Washington, 98121
BUSINESS	(1)	The election of three directors of Sound Financial Bancorp, Inc.
	(2)	The ratification of the appointment of Moss Adams, LLP as Sound Financial Bancorp, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2013.
	(3)	Such other business as may properly come before the annual meeting, or any adjournment or postponement thereof.
RECORD DATE
Holders of record of Sound Financial Bancorp, Inc. common stock at the close of business on March 28, 2013, are entitled to receive this Notice and to vote at the annual meeting, or any adjournment or postponement thereof.

PROXY VOTING
It is important that your shares be represented and voted at the annual meeting.  Shareholders have a choice of voting by Internet or telephone, by mailing a completed proxy card or by submitting a ballot in person at the annual meeting.  Our Board of Directors is soliciting your votes by this notice and the other proxy materials.  To ensure that your shares are represented at the meeting, please take the time to vote by Internet or telephone or by mailing a completed proxy card as soon as possible.

BY ORDER OF THE BOARD OF DIRECTORS

Laura Lee Stewart
President and Chief Executive Officer
Seattle, Washington
April 18, 2013

Important Notice Regarding the Availability of
Proxy Materials for the Shareholder Meeting To Be Held on May 28, 2013.

Sound Financial Bancorp Inc.’s proxy statement, Annual Report to Shareholders and electronic proxy card are available on the Internet at http://www.proxyvote.com.

You are encouraged to review all of the information contained in the proxy statement before voting.

2005 5th Avenue, Suite 200
Seattle, Washington 98121
(206) 448-0884

PROXY STATEMENT

INTRODUCTION

The Board of Directors of Sound Financial Bancorp, Inc. is using this proxy statement to solicit proxies from the holders of common stock of Sound Financial Bancorp, Inc. for use at our upcoming annual meeting of shareholders.  The annual meeting of shareholders will be held at 2:30 p.m., Pacific Time on Tuesday, May 28, 2013, at our main office, located at 2005 5th Avenue, Suite 200, Seattle, Washington 98121.  At the annual meeting, shareholders will be asked to vote on two proposals:  (1) the election of three directors of the Company for a term of three years each and (2) the ratification of the appointment of Moss Adams, LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2013.  These proposals are described in more detail below.  Shareholders also will consider any other matters that may properly come before the meeting, although the Board of Directors knows of no other business to be presented.

Sound Financial Bancorp, Inc. is referred to in this proxy statement from time to time as “Sound Financial Bancorp” or the “Company.”  Certain of the information in this proxy statement relates to Sound Community Bank, a wholly owned subsidiary of the Company, which is referred to in this proxy statement from time to time as the “Bank.”

By submitting your proxy, you authorize the Company’s Board of Directors to represent you and vote your shares at the annual meeting in accordance with your instructions.  The Board of Directors also may vote your shares to adjourn the annual meeting from time to time and will be authorized to vote your shares at any adjournments or postponements of the annual meeting.

The Company’s Annual Report to Shareholders for the year ended December 31, 2012, which includes the Company’s audited financial statements, is being provided with this proxy statement.  Although the Annual Report is being provided to shareholders with this proxy statement, it does not constitute a part of the proxy solicitation materials and is not incorporated into this proxy statement by reference.

We are providing the proxy materials for the annual meeting and our Annual Report to Shareholders for the year ended December 31, 2012 over the Internet at http://www.proxyvote.com as a cost-saving measure and to conserve the environment.  On April 18, 2013, we mailed to all our shareholders a Notice of Annual Meeting of Shareholders to be held May 28, 2013 and of Internet Availability of Proxy Materials (“Notice of Meeting and Availability of Proxy Materials”) containing instructions on how to access these materials, including requesting a paper copy by mail, telephone or email.

Your vote is important.  You may vote your shares by Internet or telephone.  You also may vote by sending a completed proxy card by regular mail or by submitting a ballot in person at the Annual Meeting.  We encourage you to attend the Annual Meeting in person.  Whether or not you plan to attend the meeting, please read the proxy statement and vote your shares by Internet or telephone or by sending a completed proxy card by regular mail as promptly as possible.  This will ensure that your shares are represented at the meeting.

INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

At the annual meeting, shareholders will be asked to vote on the two proposals:

Proposal 1.  Election of three directors of Sound Financial Bancorp, each for a three year term; and

Proposal 2.  Ratification of the appointment of Moss Adams, LLP as Sound Financial Bancorp’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

The shareholders also will transact any other business that may properly come before the annual meeting, although, as of the date of this proxy statement, the Board of Directors knows of no other business to be presented.  Members of our management team will be present at the annual meeting to respond to appropriate questions from shareholders.

Will any other business be conducted at the annual meeting?

The Board of Directors knows of no other business that will be conducted at the annual meeting.  If any other proposal properly comes before the shareholders for a vote at the meeting, the proxy holders will vote your shares in accordance with their best judgment.

Who Can Vote at the Meeting?

You are entitled to vote your Sound Financial Bancorp common stock if our records show that you held your shares as of the close of business on March 28, 2013.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee.  As the beneficial owner, you have the right to direct your broker or nominee how to vote.

As of the close of business on the March 28, 2013, there were 2,587,544 shares of Sound Financial Bancorp common stock outstanding.  Each share of common stock has one vote.

Attending the Meeting

If you are a shareholder as of the close of business on March 28, 2013, you may attend the meeting.  However, if you hold your shares in street name, you will need proof of ownership to be admitted to the meeting.  A recent brokerage statement or a letter from your bank or broker, are examples of proof of ownership.  If you want to vote your shares of Sound Financial Bancorp common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Quorum; Vote Required

The annual meeting will be held only if there is a quorum.  A quorum exists if a majority of the outstanding shares of common stock entitled to vote, represented in person or by proxy, is present at the meeting.  If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting.  Broker non-votes also will be counted for purposes of determining the existence of a quorum.  A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Proposal 1: Election of Directors.  Directors are elected by a plurality of the votes cast by Sound Financial Bancorp shareholders at the annual meeting.  Votes may be cast for or withheld from a nominee.  Votes that are withheld and broker non-votes have no effect on the election of the director nominees.

Proposal 2: Ratification of the Appointment of Our Independent Registered Public Accounting Firm.  We must obtain the affirmative vote of a majority of the total number of votes cast by Sound Financial Bancorp shareholders at the annual meeting to approve the ratification of our appointment of our independent registered public accounting firm.  Abstentions from voting are not considered votes cast and thus have no effect on this proposal.

How can I obtain a paper copy of this proxy statement, the proxy card and the Annual Report to Shareholders?

You may request that a paper copy of these proxy materials be mailed to you free of charge at any time by:

• calling 800-690-6903 (please provide your Shareholder Control Number, which was printed at the bottom of the April 18, 2013 Notice of Meeting and Availability of Proxy Materials);

• making your request online at http://www.proxyvote.com and inserting your Shareholder Control Number when prompted.

How do I vote?

You may vote by Internet.  To vote by Internet, have your Shareholder Control Number from the Notice of Meeting and Availability of Proxy Materials dated April 18, 2013, in hand; go to http://www.proxyvote.com; and follow the instructions for voting on-line.  The deadline for voting on the Internet is 11:59 p.m. Eastern Time on May 27, 2013.

You may vote by phone.  To vote by phone, have your Shareholder Control Number from the Notice of Meeting and Availability of Proxy Materials dated April 18, 2013, in hand; call the toll-free phone number 800-690-6903; and follow the instructions for voting.  The deadline for voting by phone is 11:59 p.m. Eastern Time on May 27, 2013.

You may vote by mail.  To vote by mail, request a paper copy of the proxy card and related materials, as noted in the response to the previous question.  Then properly complete and sign the proxy card and return it in the return envelope provided in a timely manner.  The mailed card must be received by the Company before the start of the annual meeting to be voted.

You may vote in person at the annual meeting.  If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the meeting.  However, if your shares are held in the name of your broker, bank or other nominee, you will need to obtain a proxy form from the named holder of your shares indicating that you were the beneficial owner of those shares on the record date for voting at the annual meeting.

Can I change my vote after I submit my proxy?

You may revoke your proxy at any time before the vote is taken at the annual meeting.  If you are a registered shareholder, you may revoke your proxy and change your vote at any time before the polls close at the meeting by:
•  voting by telephone or on the Internet -- your latest telephone or Internet vote will be counted;

• signing another proxy with a later date;

• voting by telephone or on the Internet -- your latest telephone or Internet vote will be counted;

• giving written notice of the revocation of your proxy to the Secretary of Sound Financial Bancorp, Inc. prior to the annual meeting; or

• voting in person at the annual meeting. Attendance at the annual meeting will not in and of itself constitute revocation of your proxy.

If you have instructed a broker, bank or other nominee to vote your shares, you must follow directions received from your nominee to change those instructions.

What if I do not specify how my shares are to be voted?

If you submit a proxy by Internet, phone or mail but do not indicate any voting instructions, your shares will be voted:

• FOR the election of the three director nominees to the Company’s Board of Directors; and

• FOR the ratification of the appointment of Moss Adams, LLP as the Company’s independent registered public accounting firm.

What if my shares are held in “street name” by a broker?

If your shares are held in “street name” by a broker, your broker is required to vote those shares in accordance with your instructions.  If you do not give instructions to your broker, your broker nevertheless will be entitled to vote the shares with respect to “discretionary” items, but will not be permitted to vote your shares with respect to any “non-discretionary” items.  In the case of non-discretionary items, the shares will be treated as “broker non-votes.” Whether an item is discretionary is determined by the exchange rules governing your broker.  The election of directors is a non-discretionary item and the ratification of the independent registered public accounting firm is a discretionary item under applicable rules.  You broker will forward information to you indicating how you can forward voting instructions and whether you can forward them by Internet, phone or mail.

What if my shares are held in Sound Financial Bancorp’s employee stock ownership plan?

If you participate in the Sound Financial Bancorp Employee Stock Ownership Plan (the “ESOP”) you will receive a voting instruction form that reflects all shares you may direct the trustees to vote on your behalf under the plan.  Under the terms of the ESOP, each participant instructs the trustee of the plan how to vote the shares of common stock allocated to his or her account.  If a participant properly executes the voting instruction card distributed by the trustee, the trustee will vote the participant’s shares in accordance with the instructions.  Where properly executed voting instruction cards are returned to the trustee with no specific instruction as to how to vote at the annual meeting, the trustee will vote the shares “FOR” each of the proposal’s set forth in this proxy statement.  If a participant fails to give timely voting instructions to the trustee with respect to the voting of the common stock that is allocated to his or her ESOP account, the trustee will vote such shares “FOR” each of the proposal set forth in this proxy statement.  The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Sound Financial Bancorp common stock held by the ESOP in the same proportion as shares for which it has received timely voting instructions.

How does the Board of Directors recommend I vote on the proposals?

Your Board of Directors recommends that you vote:

• FOR the election of the three director nominees to the Company’s Board of Directors; and

• FOR the ratification of the appointment of Moss Adams, LLP as the Company’s independent registered public accounting firm.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table shows, as of March 28, 2013, the voting record date, the beneficial ownership of the Company’s common stock by:

(1)	any persons or entities known by management to beneficially own more than 5% of the outstanding shares of Sound Financial Bancorp’s common stock;

(2)	each director and director nominee of Sound Financial Bancorp;

(3)	each executive officer of Sound Financial Bancorp named in the 2012 Summary Compensation Table; and

(4)	all of the directors and executive officers of Sound Financial Bancorp as a group.

An asterisk (*) in the table indicates that an individual beneficially owns less than one percent of the outstanding common stock of Sound Financial Bancorp.  The address of each of the beneficial owners, except where otherwise indicated, is Sound Financial Bancorp’s address.  Beneficial ownership is determined in accordance with the rules of the SEC.  As of March 28, 2012, there were 2,587,544 shares of Sound Financial Bancorp common stock issued and outstanding.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Common Stock Outstanding

Stilwell Value Partners V, L.P., Stilwell Partners, L.P., Stilwell Value LLC and Joseph Stilwell. 111 Broadway, 12th Floor New York, NY 10006	256,083	(2)	9.9%
Sound Financial Bancorp, Inc. Employee Stock Ownership Plan	202,755		7.7%
Wellington Management Company, LLP (3) Bay Pond Partners, L.P. and Wellington Hedge Management, LLC 280 Congress Street Boston, MA 02210	199,343	(3)	7.8%
Tyler K. Myers, Chairman of the Board	33,872	(4)	1.3%
David S. Haddad, Jr., Vice Chairman of the Board	17,248	(5)	*
Laura Lee Stewart, President, CEO and Director	49,759	(6)	1.9%
Robert F. Carney, Director	10,440	(7)	*
Debra Jones, Director	17,186	(5)	*
Milton L. McMullen, Director	14,444	(8)	*
Rogelio Riojas, Director	23,677	(5)	*
James E. Sweeney, Director	14,435	(9)	*
Matthew P. Deines, Executive Vice President and CFO	39,992	(10)	1.5%
Matthew F. Moran, Executive Vice President and Chief Credit Officer	21,337	(11)	*
Directors and executive officers of Sound Financial, Inc. as a group (11 persons)	243,190	(13)	9.2%
____________________
(1)     Except as otherwise noted in these footnotes, the nature of beneficial ownership for shares reported in this table is sole voting and investment power.

(2)
Represents 100,000 shares of common stock held by Stilwell Value Partners V, L.P. 3,000 shares of common stock held by Stillwell Activist Fund and 153,083 shares of common stock held by Stilwell Partners, L.P.  Stilwell Value LLC is the general partner of Stilwell Value Partners V, L.P. and Stillwell Activist Fund L.P.  Joseph Stilwell is the managing member and owner of more than 99% of the equity in Stilwell Value LLC and the general partner of Stilwell Partners, L.P.  Stilwell Value Partners V, L.P., Stilwell Partners, L.P., Stilwell Value LLC and Joseph Stilwell have reported shared voting and dispositive power over the foregoing shares.  The foregoing information was derived from a Schedule 13D filed with the SEC on January 17, 2013 with respect to beneficial ownership of our securities.

(3)
Represents 199,343 shares of common stock held by Wellington Management Company, LLP (“Wellington Management”) over which it has reported shared voting and dispositive power. Wellington Management reported that it filed the Schedule 13G in its capacity as financial advisor and that the shares were owned of record by its clients, including Bay Pond Partners, L.P. (“Bay Pond”) which owns over 5% of the Company’s common stock. The foregoing information was derived from a Schedule 13G filed by Wellington Management with the SEC on February 14, 2013 with respect to beneficial ownership of our securities.  Bay Pond and Wellington Hedge Management, LLC each reported shared dispositive and voting power with respect to 135,087 shares, or 5.2%, of the Company’s common stock on a Schedule 13G/A dated February 14, 2012.  Wellington Hedge Management, LLC is the sole general partner of Bay Pond Partners, L.P. and has shared voting and dispositive power over the foregoing shares.

(4)
Includes 20,916 shares of common stock held by in his 401(k) account and 4,371 in a partnership, in which he is a partner.  In addition, includes options to acquire 2,596 shares over which Mr. Myers has no voting or dispositive power and 433 restricted shares over which Mr. Myers has sole voting power and no dispositive power.

(5)
Includes options to acquire 2,596 shares over which the individual has no voting or dispositive power and 433 restricted shares over which the individual has sole voting power and no dispositive power.

(6)
Includes 18,034 shares in Ms. Stewart’s 401(k) account and 4,294 shares allocated to Ms. Stewart in the ESOP.  In addition, includes options to acquire 15,910 shares over which Ms. Stewart has no voting or dispositive power and 2,970 restricted shares over which she has sole voting power and no dispositive power.

(7)	Includes options to acquire 2,596 shares over which Mr. Carney has no voting or dispositive power and 433 restricted shares over which he has sole voting power and no dispositive power.
(8)
Includes 10,549 shares held in a family trust.  In addition, includes options to acquire 2,596 shares over which Mr. McMullen has no voting or dispositive power and 433 restricted shares over which he has sole voting power and no dispositive power.

(9)
Includes 43 shares held by Mr. Sweeney’s child who lives with him.  In addition, includes options to acquire 2,596 shares over which Mr. Sweeney has no voting or dispositive power and 433 restricted shares over which he has sole voting power and no dispositive power.

(10)
Includes 12,015 shares held in Mr. Deines’ 401(k) account, 3,613 shares allocated to Mr. Deines in the ESOP and 174 shares in UTMA accounts for Mr. Deines’ sons, of` which he is trustee.  In addition, includes options to acquire 12,484 shares over which Mr. Deines has no voting or dispositive power and 2,542 restricted shares over which he has sole voting power and no dispositive power.

(11)
Includes 2,692 shares allocated to Mr. Moran in the ESOP.  In addition, includes options to acquire 9,986 shares over which Mr. Moran has no voting or dispositive power and 2,196 restricted shares over which he has sole voting power and no dispositive power.

(12)
Includes shares held by directors and executive officers directly, in retirement accounts, in a fiduciary capacity or by certain affiliated entities or members of the named individuals’ families, with respect to which shares the named individuals and group may be deemed to have sole or shared voting and/or dispositive powers.  Also includes options to acquire 56,552 shares over which the individuals have no voting or dispositive power and 10,739 shares of restricted stock over which they have sole voting power and no dispositive power.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s common stock to report to the SEC their initial ownership of the Company’s common stock and any subsequent changes in that ownership.  Specific due dates for these reports have been established by the SEC, and Sound Financial Bancorp is required to disclose in this proxy statement any late filings or failures to file.  To the Company’s knowledge, based solely on a review of the copies of reports furnished to the Company and written representations relative to the filing of certain forms, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were met for transactions in our common stock during 2012.

PROPOSAL 1 — ELECTION OF DIRECTORS

Sound Financial Bancorp’s Board of Directors is currently composed of eight members, each of whom is also a director of Sound Community Bank.  Approximately one-third of the directors are elected annually.  Directors are elected to serve for a three-year term or until their respective successors are elected and qualified.

The following table sets forth certain information regarding the composition of Sound Financial Bancorp’s Board of Directors, including each director’s term of office.  The Sound Financial Bancorp Board of Directors, acting on the recommendation of the Nominating Committee, has recommended and approved the nomination of Tyler K. Myers, Robert F. Carney and James E. Sweeney to serve as directors for a term of three years to expire at the annual meeting of shareholders to be held in 2016.

It is intended that the proxies solicited on behalf of the Sound Financial Bancorp Board of Directors (other than proxies in which the authority to vote for a nominee is withheld) will be voted at the annual meeting “FOR” the election of Tyler K. Myers, Robert F. Carney and James E. Sweeney as directors.  If any of these individuals is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors, acting on the recommendations of the Nominating Committee, may recommend.  At this time, we know of no reason why Messrs. Myers, Carney or Sweeney might be unable to serve if elected.  Except as disclosed in this proxy statement, there are no arrangements or understandings between the nominees and any other person pursuant to which the nominees were selected.  The Board of Directors unanimously recommends that you vote “FOR” the election of the nominees whose names appear below.

Name	Age(1)	Positions With Sound Financial	Director Since(2)	Term Expires

Director Nominees
Tyler K. Myers	50	Chairman of the Board	1993	2016(3)
Robert F. Carney	65	Director	1984	2016(3)
James E. Sweeney	63	Director	1986	2016(3)

Continuing Directors
Laura Lee Stewart	63	President, Chief Executive Officer and Director	1990	2015
Debra Jones	55	Director	2005	2015
Rogelio Riojas	62	Director	2005	2015
David S. Haddad, Jr.	64	Vice Chairman of the Board	1990	2014
Milton L. McMullen	78	Director	2002	2014
____________________
(1)  At December 31, 2012.
(2)  Includes years of service on the Board of Sound Community Bank (and its predecessor entity).
(3)  If elected at the annual meeting.

Business Experience and Qualifications of Directors

The Sound Financial Bancorp Board believes that the many years of service that our directors have at Sound Financial Bancorp, Sound Community Bank or at other financial institutions is one of the directors’ most important qualifications for service on our board.  This service has given them extensive knowledge of the banking business and our company.  Furthermore, their service on Board committees here or at other institutions, especially in areas of audit, compliance and compensation is critical to their ability to oversee the management of Sound Community Bank by our executive officers.  Service on the Board by our President and Chief Executive Officer is critical to aiding the outside directors understand the critical and complicated issues that are common in the banking business.  Each outside director brings special skills, experience and expertise to the Board as a result of their other business activities and associations.  The business experience of each director of Sound Financial for at least the past five years and the experience, qualifications, attributes, skills and areas of expertise of each director that supports his or her service as a director are set forth below.

Tyler K. Myers.  Mr. Myers is the Chairman of the Board of Directors of Sound Community Bank and currently is the President and General Partner of The Myers Group, a conglomerate of retail businesses that are focused primarily in the retail grocery, hardware and fuel industries.  Mr. Myers is responsible for overseeing the success and profitability of all Myers group business and real estate operations.  Mr. Myers has been with The Myers Group since 1978.  Mr. Myers’ years of work with and running the Myers Group has provided him with strong leadership, management, financial and administrative skills, which together with his participation in the local community, brings valuable knowledge and skills to our organization.  In addition, his participation in our local business community for over 25 years brings knowledge of the local economy and business opportunities for Sound Community Bank.

Robert F. Carney.  Mr. Carney is Director of Meat and Seafood Merchandising for Scolaris Food & Drug Company in Reno, Nevada, a position he has held since February 2008.  Prior to February 2008, he was Director of Meat and Seafood Merchandising for Brown & Cole Stores in Bellingham, Washington for six years.  Mr. Carney has over 20 years experience in management positions in the food industry, including 12 years of budgeting and profit generating responsibilities.  He has an MBA from the University of Southern California and an undergraduate degree in economics and business.  Mr. Carney has attended seminars on the credit union and banking business over the years and has 27 years of experience on our Board, beginning when Sound Community Bank was a $25 million credit union.  Mr. Carney’s years of management experience, together with his educational training, has provided him with extensive experience in the areas of business operations, budgeting and financial management, which knowledge is valuable to our organization.

James E. Sweeney.  Since June 2007, Mr. Sweeney has served as President and Chief Executive Officer of Super Supplements, Inc., a retail chain specializing in vitamins, health supplements and nutrition based in Seattle with twenty-one stores in Washington and Idaho.  He is responsible for daily risk management, customer relations, financial management, human resources management and business strategy.  Formerly, Mr. Sweeney was Managing Partner of Corporate Strategies and Development, LLC, a management consulting firm serving businesses in the Puget Sound area.  He brings these general business, financial and risk management skills to Sound Community Bank and has experience guiding business entities during difficult business and economic cycles.  His participation in our local business community for over 40 years brings knowledge of the local economy and business opportunities for Sound Community Bank.

Laura Lee Stewart.  Ms. Stewart is currently President and Chief Executive Officer of Sound Community Bank.  Prior to joining Sound Community Bank as its President in 1989, when it was still a credit union, Ms. Stewart was Senior Vice President/Retail Banking at Great Western Bank.  Ms. Stewart was selected as an inaugural member of the FDIC Community Bank Advisory Board and completed her term in 2011.  She also serves on the ABA Community Bankers Council, the advisory committee of the U.S. Consumer Finance Protection Board and is Chair of the Washington Bankers Association.  In 2011, The American Banker honored her as one of the top 25 Women to Watch in banking.  Ms. Stewart also is a member of the National Arthritis Foundation’s board of directors as well as serving as a member of the board of directors of various local community and charitable organizations. Her  many years of service in all areas of the financial institution operations and  duties as President and Chief Executive Officer of Sound Community Bank bring a special knowledge of the financial, economic and regulatory challenges we face and she is well suited to educating the Board on these matters.

Debra Jones.  Ms. Jones is the Vice President of Administrative Services at Bellingham Technical College, where she is responsible for cash management, financial affairs, physical plant administration and strategic planning.  Prior to joining the college in August 2005, she served from September 2004 to May 2005 as Manager of Budget and Cash Management of Brown & Cole Stores, a retail grocer, and from 1998 to 2004 as Vice President of Administrative and Financial Services at Brown & Cole Stores.  She is a certified public accountant and has served in chief financial officer positions for over 25 years, with responsibility for financial management, risk management and business administration.  Her experience and expertise in the areas of accounting, finance and human resources are all valuable skills which she brings to our Board of Directors and as our “audit committee financial expert.”

Rogelio Riojas.  Mr. Riojas has served for over 30 years as the Chief Executive Officer of Sea Mar Community Health Centers, a health care and social services organization serving low-income and underserved populations in Seattle and several counties in Washington.  Mr. Riojas has extensive management and administrative skills and experience in the heavily regulated health industry, especially in our local community.  He also has experience in compensation, personnel management and human resource matters, which are valuable skills he brings to our Board of Directors.

David S. Haddad, Jr.  Mr. Haddad is Vice Chairman of the Board of Directors of Sound Community Bank.  Prior to his retirement, Mr. Haddad was an Operations Manager at Cutter and Buck, a golf apparel company from 1999 until 2003; a Senior Manager of Operations at Progressive International, a housewares wholesaler from 1995 until 1999; and a warehouse manager for Associated Grocers from 1982 until 1995.  During Mr. Haddad’s years of service at the senior management level of these companies, his responsibilities included budgeting, personnel management, contract negotiations and control of capital expenditures.  During his retirement, Mr. Haddad worked part time from 2004 until 2009 as a Customer Service Supervisor with Alaska Airlines.  Mr. Haddad’s 22 years of service as a director of Sound Community Bank (including its predecessor credit union organization) provide him with a strong knowledge and understanding of the institution’s business and history.  Mr. Haddad’s years of service at the senior management level of various companies and as a Customer Service Supervisor for Alaska Airlines has provided him with strong leadership, interpersonal, management and administrative skills.

Milton L. McMullen.  Mr. McMullen has been retired since 1998.  From 1984 to 1998, he served as Regional Sales manager for FISERV Inc., a data processing provider to financial institutions.  Mr. McMullen has over 25 years experience with various mutual savings banks as a branch manager, loan officer, comptroller, chief financial officer and managing officer.  He prepared regulatory filings and conducted risk management and market assessments for other financial institutions.  Mr. McMullen was Executive Vice President and managing officer of Mt. Baker Mutual Savings Bank when he left in 1984.  He has attended many accounting, financial and management courses and seminars for management of financial institutions.  When Sound Community Bank was a credit union, Mr. McMullen served as chairman of its supervisory committee, which was responsible for overseeing audit functions.  His accounting knowledge and experience, along with his prior banking experience, provide Mr. McMullen with knowledge and an understanding of our business.

Director Compensation

Directors of Sound Community Bank (excluding Laura Lee Stewart, the President and Chief Executive Officer of Sound Community Bank, who receives no separate compensation for her service as a director) receive compensation for their service on the Board of Directors of Sound Community Bank.  They receive no separate compensation for their service on the Board of Directors of Sound Financial Bancorp.  During 2012, our directors received a monthly retainer fee of $12,000 for the year, plus $1,447 for each monthly board meeting attended, for a maximum of $29,360. The directors are not paid additional fees for service on various board committees or special meetings.

The following table provides compensation information for each non-employee member of the Board of Directors during the year ended December 31, 2012:

Name(1)	Fees Earned or Paid in Cash

Tyler K. Myers	$29,360
David S. Haddad, Jr.	29,360
Robert F. Carney	29,360
Debra Jones	29,360
Milton L. McMullen	29,360
Rogelio Riojas	29,360
James E. Sweeney	29,360
__________________________
(1) As of December 31, 2012, each named director held 433 restricted shares and options to purchase 3,246 shares of Sound Financial Bancorp common stock.

In November 2008, our shareholders approved an equity incentive plan that provides for the grant or award of stock options, stock appreciations rights, restricted stock and restricted stock units to our directors, advisory directors, officers and other employees. All the restricted stock awards and stock options granted to directors vest in 20% annual installments over the five years following the grant date.  The vesting accelerates in the event of the director’s death or disability or a change in control of Sound Financial Bancorp or Sound Community Bank.  In the event of a termination of service, all non-vested awards would be canceled and the exercise period on the remaining unexercised option awards would be reduced to three months. No stock options or restricted stock awards were granted to directors during 2012.

Directors are provided or reimbursed for travel and lodging and other customary out-of-pocket expenses incurred in attending out-of-town board and committee meetings, industry conferences and continuing education seminars up to $3,500 per year, per director.  Any incremental spousal costs in connection with those meetings, conferences and seminars are paid for by the directors personally.  Sound Community Bank also pays the premiums on directors’ and officers’ liability insurance.

BOARD OF DIRECTORS’ MEETINGS AND COMMITTEES

AND CORPORATE GOVERNANCE MATTERS

Director Independence

The Board applies the independence standard in the Nasdaq listing standards to its directors.  The Board has determined that seven of our eight directors, Directors Myers, Haddad, Carney, Jones, McMullen, Riojas and Sweeney, are “independent directors” as that term is defined in the those Nasdaq standards.

Corporate Governance

Board Leadership Structure. The Board has placed the responsibilities of Chairman with an independent nonexecutive member of the Board which we believe provides better accountability between the Board and our management team.  We believe it is beneficial to have an independent Chairman whose sole responsibility to us is leading our Board members as they provide leadership to our executive team.  Our Chairman is responsible for providing leadership to the Board and facilitating communication among the directors; setting the Board meeting agendas in consultation with the President and CEO; and presiding at Board meetings and executive sessions.  This delineation of duties allows the President and CEO to focus her attention on managing the day-to-day business of Sound Community Bank.  We believe this structure provides strong leadership for our Board, while positioning our President and CEO as the leader of the company in the eyes of our customers, employees and other stakeholders.

Board Role in Risk Oversight. The Board of Directors is responsible for consideration and oversight of risks facing Sound Financial Bancorp, and is responsible for ensuring that material risks are identified and managed appropriately.  The Audit Committee meets quarterly, or more frequently as needed, with management in order to review our major financial risk exposures and the steps management is taking to monitor and control such exposures.  Directors also serve on various committees that focus on major areas of risk in Sound Financial Bancorp and Sound Community Bank that include but are not limited to loans and compensation. Directors discuss risk and risk mitigation strategies with management within these committees.  All risk oversight discussions are included in committee reports to the full Board of Directors.  Directors discuss risk and risk mitigation strategies with management within these committees.  All risk oversight discussions are included in committee reports to the full Board of Directors.

Board Meetings and Committees.  Meetings of Sound Financial Bancorp’s Board of Directors are generally held on a quarterly basis.  The membership of Sound Community Bank’s Board of Directors is identical to Sound Financial Bancorp’s Board of Directors.  Meetings of Sound Community Bank’s Board of Directors are generally held on a monthly basis.  For the fiscal year ended December 31, 2012, the Board of Directors of Sound Financial Bancorp held four regular meetings and two special meetings, and the Board of Directors of Sound Community Bank held 12 regular meetings and one special meeting.  During fiscal year 2012, no incumbent director attended fewer than 75% in the aggregate of the total number of meetings of each Board and the total number of meetings held by the committees of each Board on which committees he or she served.

The Board of Directors of Sound Financial Bancorp has standing Compensation, Audit and Nominating committees.  Information regarding the functions of the Board’s committees, their present membership and the number of meetings held by each committee for the year ended December 31, 2012, is set forth below:

Compensation Committee.  The Compensation Committee operates under a formal written charter adopted by the Board of Directors.  The Compensation Committee is responsible for: (i) determining and evaluating the compensation of the Chief Executive Officer and other executive officers; (ii) reviewing and monitoring existing compensation plans, policies and programs and recommending changes to the goals and objectives of these plans, policies and programs to the entire Board; and (iii) reviewing and recommending new compensation plans, policies and programs.  The Compensation Committee also recommends to the Board of Directors any changes in the compensation structure for non-employee directors.  The Compensation Committee does not designate its authority to any one of its members or any other person, however, Ms. Stewart does make recommendations to the Committee for all compensation, except her own.  The Compensation Committee is comprised of Directors Haddad (chair), Myers, McMullen and Sweeney, each of whom is “independent” as that term is defined for compensation committee members in the Nasdaq Rules.  The Compensation Committee is scheduled to meet at least once a year and on an as-needed basis.  The Compensation Committee met four times during 2012.

Audit Committee.  The Audit Committee operates under a formal written charter adopted by the Board of Directors.  The Audit Committee is appointed by the Board of Directors to provide assistance to the Board in fulfilling its oversight responsibility relating to the integrity of our consolidated financial statements and the financial reporting processes, the systems of internal accounting and financial controls, compliance with legal and regulatory requirements, the annual independent audit of our consolidated financial statements, the independent auditors qualifications and independence, the performance of our internal audit function and independent auditors and any other areas of potential financial risk to Sound Financial Bancorp specified by its Board of Directors.  The Audit Committee also is responsible for the appointment, retention and oversight of our independent auditors, including pre-approval of all audit and non-audit services to be performed by the independent auditors.

The current members of the Audit Committee are Directors Riojas (chair), Haddad and Jones. All members of the Audit Committee, in addition to being independent as defined under Rule 4200 (a)(15) of the NASDAQ Marketplace Rules, (i) meet the criteria for independence set forth in Section 10A(m)(3) of the Securities Exchange Act of 1934 and (ii) are able to read and understand fundamental financial statements, including our balance sheet, income statement, and cash flow statement.  Additionally, Debra Jones has had past employment experience in finance or accounting and/or requisite professional certification in accounting that results in her financial sophistication.  The Board of Directors has determined that Ms. Jones meets the requirements adopted by the SEC for qualification as an “audit committee financial expert.”  During 2012, the Audit Committee held five meetings.

Nominating Committee.  Our Nominating Committee is comprised of Directors Carney (chair), Jones, McMullen and Sweeney, each of whom is “independent” as that term is defined for compensation committee members in the Nasdaq Rules. The Nominating Committee is scheduled to meet at least once a year and on an as-needed basis.  The Nominating Committee met once during 2012. The Nominating Committee operates under a formal written charter adopted by the Board of Directors.  The Nominating Committee is responsible for identifying and recommending director candidates to serve on the Board of Directors.  Final approval of director nominees is determined by the full Board, based on the recommendations of the Nominating Committee.  The nominees for election at the meeting identified in this document were recommended to the Board by the Nominating Committee.  The Nominating Committee has the following responsibilities under its charter:

(i)	recommend to the Board the appropriate size of the Board and assist in identifying, interviewing and recruiting candidates for the Board;
(ii)
recommend candidates (including incumbents) for election and appointment to the Board of Directors, subject to the provisions set forth in the our charter and bylaws relating to the nomination or appointment of directors, based on the following criteria: (i) business experience, education, integrity, reputation, independence, conflicts of interest, diversity, and age; (ii) number of other directorships and commitments (including charitable obligations); (iii) tenure on the Board; (iv) attendance at Board and committee meetings: (v) stock ownership; (vi) specialized knowledge (such as an understanding of banking, accounting, marketing, finance, regulation and public policy); (vii) a commitment to the Company’s communities and shared values; and (viii) overall experience in the context of the needs of the Board as a whole;

(iii)	consider and evaluate nominations from shareholders using the same criteria as all other nominations;
(iv)	annually recommend to the Board committee assignments and committee chairs on all committees of the Board, and recommend committee members to fill vacancies on committees as necessary; and
(v)	perform any other duties or responsibilities expressly delegated to the Committee by the Board.

Nominations of persons for election to the Board of Directors may be made only by or at the direction of the Board of Directors or by any stockholder entitled to vote for the election of directors who complies with the notice procedures.  Pursuant to the Company’s bylaws, nominations for directors by stockholders must be made in writing and received by the Secretary of the Company at the Company’s principal executive offices no earlier than 120 days prior to the meeting date and no later than 90 days prior to the meeting date.  If, however, less than 100 days’ notice or public announcement of the date of the meeting is given or made to stockholders, nominations must be received by the Company not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or otherwise transmitted or the day on which public announcement of the date of the meeting was first made. In addition to meeting the applicable deadline, nominations must be accompanied by certain information specified in the Company’s bylaws.

            This description is a summary of our nominating process.  Any shareholder wishing to propose a director candidate to the Company should review and must comply in full with the procedures set forth in the Company’s charter and bylaws.

Communications with Directors.  Any shareholder desiring to communicate with the Board of Directors, or one or more specific members thereof, should communicate in writing addressed to Tyler K. Myers, Chairman of the Board of the Company, 2005 Fifth Avenue, Suite 200, Seattle, Washington, 98121.

Attendance Policy at Annual Meetings.  Although we do not have a formal policy regarding director attendance at annual shareholder meetings, directors are expected to attend these meetings.  Six of our directors were in attendance at last year’s annual shareholder meeting.

Committee Charters.  The charters of the Audit, Compensation and Nominating Committees are posted on our website at www.soundcb.com under “Investor Relations – Governance Documents.”

Code of Ethics.  We have adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, and person performing similar functions, and to all of our other employees and our directors.  You may obtain a copy of the code of ethics free of charge by writing to the Corporate Secretary of Sound Financial Bancorp, 2005 Fifth Avenue, Suite 200, Seattle, Washington, 98121 or by calling (206) 448-0884.  In addition, the code of ethics is available on our website at www.soundcb.com under “Investor Relations – Governance.”

TRANSACTIONS WITH CERTAIN RELATED PERSONS

We may engage in a transaction or series of transactions with our directors, executive officers and certain persons related to them.  Except for the loans discussed below, there were no transactions of this nature, the amount of which exceeded $120,000 during 2012 or 2011.

Our directors, officers and employees are eligible for any type of credit offered by Sound Community Bank.  Federal regulations permit executive officers and directors to participate in loan programs that are available to other employees, as long as the director or executive officer is not given preferential treatment compared to other participating employees.  In accordance with banking regulations, such loans to directors are made on substantially the same terms as those available to Sound Community Bank’s employees.  Such loans provide for a discount as to interest rate, consistent with the requirements of the Federal Reserve Board’s Regulation O.  When the director or executive officer leaves Sound Community Bank, these preferential rates return to market rates and terms in effect at the time of origination.  Except as set forth above, loans to directors and executive officers are made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as prevailing at the time for comparable loans with persons not related to Sound Community Bank, and do not involve more than the normal risk of collectability or present other unfavorable features.  Loans to current directors and executive officers and their related persons totaled approximately $5.5 million at December 31, 2012, and were performing in accordance with their terms at that date.

Set forth below is information regarding loans made with preferential interest rates, as prevailing at the time for comparable loans with persons not related to Sound Community Bank, to directors and executive officers during each of the last two fiscal years who had aggregate indebtedness to Sound Community Bank that exceeded $120,000.

Name	Nature of Transaction	Interest Rate	Largest Principal Balance 01/01/12 to 12/31/12	Principal Balance at 12/31/2012	Principal Paid 01/01/12 to 12/31/12	Interest Paid 01/01/12 to 12/31/12
Laura Lee Stewart	Mortgage Loan	5.00%	$19,778	$19,223	$555	$761
Matthew P. Deines	Mortgage Loan	1.75%	409,658	396,347	13,311	8,243
Matthew M. Moran	Mortgage Loan	1.88%	402,015	391,008	11,007	7,489
Matthew M. Moran	Mortgage Loan	3.80%	10,575	8,258	2,317	300
Tyler Myers	Mortgage Loan	2.00%	530,186	514,077	16,109	10,954
David Haddad	Mortgage Loan	2.00%	445,749	437,105	8,644	9,254
Robert Carney	Mortgage Loan	3.00%	263,491	256,879	6,612	7,564
Debra Jones	Mortgage Loan	1.88%	592,508	576,628	15,880	12,196
James E. Sweeney	Mortgage Loan	1.88%	491,212	461,201	30,011	9,717

Name	Nature of Transaction	Interest Rate	Largest Principal Balance 01/01/11 to 12/31/11	Principal Balance at 12/31/2011		Principal Paid 01/01/11 to 12/31/11	Interest Paid 01/01/11 to 12/31/11
Laura Lee Stewart	Mortgage Loan	3.00%	$438,826	$	---	$438,826	$12,294
Matthew P. Deines	Mortgage Loan	2.00%	422,114		409,658	12,455	10,764
Matthew M. Moran	Mortgage Loan	2.13%	413,867		402,015	11,852	10,615
Tyler Myers	Mortgage Loan	2.38%	544,764		530,186	14,578	14,314
David Haddad	Mortgage Loan	2.38%	453,320		445,749	7,571	11,962
Robert Carney	Mortgage Loan	2.88%	269,851		263,491	6,360	7,926
Debra Jones	Mortgage Loan	3.00%	606,973		592,508	14,466	15,267
Debra Jones	Mortgage Loan	5.00%	239,646		---	239,646	7,067
James E. Sweeney	Mortgage Loan	2.25%	517,873		491,212	26,661	13,263

EXECUTIVE COMPENSATION

We use a combination of salary, incentive and deferred bonuses, stock option and restricted stock awards and other employee benefits to attract and retain qualified persons to serve as executive officers of Sound Financial Bancorp and Sound Community Bank.  We currently provide health and welfare benefits to our employees, including hospitalization, comprehensive medical insurance, life and long-term disability insurance, subject to certain deductibles and copayments by employees.  Senior managers, including all of the executive officers, receive additional executive medical benefits.  We also provide certain retirement benefits.   In setting compensation for executive officers, the Compensation Committee considers the significant amount of time and level of skill required to perform the required duties of each person’s position, taking into account the complexity of our business.  The Compensation Committee establishes executive officer compensation annually.

The following table sets forth a summary of certain information concerning the compensation paid by us for services rendered in all capacities during the years ended December 31, 2012 and 2011, to our President and Chief Executive Officer and our two next highest compensated executive officers, whose total compensation for 2012 exceeded $100,000.  We will use the term “named executive officers” in this report to refer to the persons listed in this table.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary	Bonus		Stock Awards(1)	Option Awards		Non-Equity Incentive Plan Compensation	All Other Compensation		Total

Laura Lee Stewart President, Chief Executive Officer and Director	2012	$297,509	$	---	$13,561	$	---	$41,796	$28,887	(2)	$381,753
	2011	292,248		---	---		---	43,623	18,505		354,376
Matthew P. Deines Executive Vice President and CFO and Secretary	2012	$166,000		$28,349	$10,082	$	---	$22,343	$20,027	(2)	$246,801
	2011	160,200		28,349	---		---	23,320			218,585
Matthew F. Moran Executive Vice President and Chief Credit Officer	2012	$159,000		$28,349	$7,242	$	---	$20,865	$22,366	(2)	$237,821
	2011	149,600		28,349	---		---	21,777	10,336		210,062

________________________
(1)
The amounts in this column are calculated using the grant date fair value of the award under ASC Topic 718, based on the number of restricted shares awarded and the fair market value of the Company’s common stock on the date the award was made.  The assumptions used in the calculations of these amounts are included in Note 14 of the Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on April 1, 2013.

(2)	The amounts represented for the year ended December 31, 2012, consist of the following (no executive officer received personal benefits or perquisites exceeding $10,000 in the aggregate):

Form of Compensation	Laura Lee Stewart	Matthew P. Deines		Matthew F. Moran
401(k) matching contribution	$5,327	$	---	$3,022
Payment for executive medical benefits	1,630		6,502	6,502
Life insurance premiums(a)	360		248
Employee stock ownership plan allocation	14,570		13,277	12,594
Matching charitable contribution(b)	7,000		---	---
Total	$28,887		$20,027	$22,366
___________________________

(a)	Reflects term life insurance premiums paid in 2012 by us on behalf of the officers.
(b)
We match up to $7,000 in charitable contributions made by Ms. Stewart to charities of her choice that are tax-exempt organizations under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

Outstanding Equity Awards at December 31, 2012

The following table sets forth information for each named executive officer concerning stock options and restricted stock held at December 31, 2012.

	Options Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2)	Market Value of Shares or Units of Stock That Have Not Vested (3)
	Exercisable	Unexercisable
Laura Lee Stewart	7,517	1,880(1)	$8.41	1/27/2019	2,970	$30,888
	7,517	1,880(1)	9.72	1/27/2019
	874	3,497(2)	8.49	2/28/2022
Matthew P. Deines	5,804	1,452(1)	$8.41	1/27/2019	2,542	$26,437
	5,804	1,452(1)	9.72	1/27/2019
	874	3,497(2)	8.49	2/28/2022
Matthew F. Moran	4,545	1,137(1)	$8.41	1/27/2019	2,197	$22,844
	4,545	1,137(1)	9.72	1/27/2019
	894	3,579(2)	8.49	2/28/2022
________________________
(1)  Vests on January 27, 2014.
(2)  Vest in four equal annual installments on February 28, 2013, 2014, 2015 and 2016.
(3)  Value is based on the $10.40 closing price of a share of Sound Financial Bancorp common stock on the last trading day of 2012.

          Employment Agreements.  Sound Community Bank has entered into an employment agreement with Ms. Stewart, which has a three-year term with continuing annual one-year extensions, subject to approval by the Board of Directors of Sound Community Bank.  The effective date of this agreement was January 1, 2007.  The amount of her annual salary is reviewed by the Compensation Committee each year.  The employment agreement provides for no salary reductions; participation in any stock-based compensation plans; supplemental executive retirement plan approved by the Board of Directors; and participation in any other retirement plans, group insurance and other benefits provided to our full time employees generally and in which executive officers participate.  Ms. Stewart also is entitled to expense reimbursement, professional and educational dues, expenses for programs related to our operations, including travel costs.  Under the employment agreement, if Ms. Stewart’s employment is terminated for any reason other than cause, death, retirement, or disability, or if she resigns following certain events such as relocation or demotion, she will be entitled to her salary for the remaining term of the agreement and continued eligibility under the health benefit programs for executive officers.  Ms. Stewart’s salary for 2013 is $297,509.  The employment agreement includes an agreement not to compete with us in the delivery of financial services for a period of 18 months following termination of employment.   The value of compensation and benefits payable under the agreement is capped so as to prevent imposition of the golden parachute tax under Section 280G of the Internal Revenue Code.

Sound Community Bank has entered into an employment agreements with Messrs. Deines and Moran, which have a two-year term with continuing annual one-year extensions, subject to approval by the Board of Directors of Sound Community Bank.  The effective date of these agreements was November 1, 2009.  Their annual salary is reviewed by the Compensation Committee each year.  The employment agreement provides for no salary reductions, participation in any bonus plans approved by the Board of Directors and participation in any other retirement plans, group insurance and other benefits provided to our full time employees generally and in which executive officers participate.  Messrs. Deines and Moran also are entitled to expense reimbursement, professional and educational dues, expenses for programs related to Sound Community Bank operations, including travel costs.  Under the employment agreement, if either officer’s employment is terminated for any reason other than cause, death, retirement, or disability, or if either officer resigns following certain events such as relocation or demotion, he will be entitled to his then-current salary for the remaining term of the agreement and continued eligibility under the health and insurance benefit programs for executive officers.  Messrs. Deines’ and Moran’s annual salaries for 2013 are $172,000 and $172,000, respectively. The employment agreement includes an agreement not to compete with us in the delivery of financial services for the period during which the officer receives post-termination payments under the agreement.  In the event the executive violates the non-compete provisions in the agreement, we will be entitled to liquidated damages from the executive in an amount equal to 50 percent of the executive’s then annual base salary.  The value of compensation and benefits payable under the agreement is capped so as to prevent imposition of the golden parachute tax under Section 280G of the Internal Revenue Code.

Annual Bonus Plans.  Our named executive officers participate in an annual incentive bonus plan (“Annual Bonus Plan”), which provides for annual cash bonuses to designated senior managers, including all the named executive officers, upon the achievement of pre-established performance goals established by the Board of Directors.  Under the Annual Bonus Plan, prior to the earnings override adjustment discussed below, Ms. Stewart, Mr. Deines and Mr. Moran are entitled to receive a bonus of up to 33% respectively, of their base salary, depending on how actual performance compares with quantitative and qualitative performance goals established by the Compensation Committee.  The performance goals under the Annual Bonus Plan are the same for all participants and are based on overall corporate performance.  The quantitative goals include performance factors relating to asset size, capital level, delinquency ratio, return on assets and equity, levels of non-interest income and non-interest expense, net interest margin, charge-offs and the size of the loan portfolio.  The qualitative goals are non-financial corporate goals that require leadership of senior management and are ranked based on their relative importance to our operations.  Participants earn credits for the quantitative factors, based on the level of importance assigned to each factor and the actual level of performance compared to the targeted goals set for each factor.  Participants also earn credits for accomplishing the qualitative goals established by the Compensation Committee.  Ms. Stewart’s bonus is based 50% on meeting qualitative goals and 50% on meeting quantitative goals, while Mr. Deines’ and Mr. Moran’s bonuses are based 40% on meeting qualitative goals and 60% on meeting quantitative goals.  Each individual’s bonus is also subject to an earnings override adjustment, based on a target net earnings level established by the Board of Directors.  An individual’s bonus, if earned, is increased or decreased, up to a maximum of 50%, by the percentage that actual net income is above or below the targeted net income set by the Board of Directors.  As a result of the earnings override adjustment, Ms. Stewart’s, Mr. Deines’ and Mr. Moran’s bonus under the Annual Bonus Plan may be as much as 49.5% of their base salary.  For the year ended December 31, 2012, Ms. Stewart, Mr. Deines and Mr. Moran earned bonuses of 36.4%, 36.5% and 36.5 % of base salary, respectively.   These percentages were arrived at based on Ms. Stewart, Mr. Deines and Mr. Moran earning 110.3%, 110.7% and 110.7%, respectively, of their bonus credits available under the plan for the year, which percentages were adjusted upward by 7.9% as a result of the earnings override adjustment.

Supplemental Executive Retirement Plans. Effective August 14, 2007, the Board of Directors adopted a supplemental executive retirement plan (“SERP 1”) for the benefit of Ms. Stewart, which is intended to be an unfunded, non-contributory defined benefit plan maintained primarily to provide her with supplemental retirement income of $121,307 per year from age 66, for the rest of her life.  Effective December 31, 2011, SERP 1 was amended to freeze benefit accruals under that agreement, entitling Ms. Stewart to $53,320 per year from age 66, for the rest of her life.  These payments are subject to a non-compete clause for the first 24 months after retirement.  If Ms. Stewart voluntarily terminates her employment with Sound Community Bank before age 66, she receives no benefit under SERP 1.  Additionally, no payments will be made under SERP 1 in the event of Ms. Stewart’s death and any payments that have commenced will cease upon death.  In the event Ms. Stewart becomes disabled or is involuntarily terminated prior to age 66, she would be entitled to receive a lump sum payment equal to the accrued liability under SERP 1.  The accrued liability balance under SERP 1 totaled $301,252 at December 31, 2012.  If Ms. Stewart is involuntarily terminated after age 66 or at anytime in connection with a change in control (as defined in SERP 1), she will be entitled to receive the annual benefit described in the second sentence of this paragraph commencing upon such termination (subject to any applicable cutback for payments after a change in control as required by Section 280G of the Internal Revenue Code).  If Ms. Stewart is terminated for cause at anytime during her employment with Sound Community Bank, she forfeits any and all rights and benefits she may have under the terms of SERP 1 and shall have no right to be paid any of the amounts which would otherwise be due or paid under SERP 1.  The cost of the benefits payable to Ms. Stewart under SERP 1 is expected to be offset by the earnings on bank-owned life insurance purchased by Sound Community Bank.  Ms. Stewart has no direct interest in these insurance policies and is a general unsecured creditor with respect to payments owed under SERP 1.

Simultaneously with the amendment to SERP 1, we adopted a second SERP (“SERP 2”) for the benefit of Ms. Stewart, which is intended to be an unfunded, non-contributory defined benefit plan maintained primarily to provide her with additional supplemental retirement income.  At that time, we also entered into a Confidentiality, Non-Competition, and Non-Solicitation Agreement, which is discussed below.  Under the terms of SERP 2, upon Ms. Stewart’s termination of employment with Sound Community Bank for any reason other than death after age 65, she will be entitled to receive additional retirement benefits of $78,521 per year commencing at age 70, for the rest of her life.  If Ms. Stewart’s employment terminates for any reason other than on account of death prior to attaining age 65, or becomes disabled (as defined by SERP 2) during her employment, she will be entitled to the amount accrued for her benefit under the terms of SERP 2 at the time of her separation from service, or disability, determined using a discount rate provided for under SERP 2 (initially 5 percent), or approximately $755,000 at December 31, 2011.  In the event of Ms. Stewart’s death, her beneficiary will be entitled to a single lump sum payment within 90 days thereafter in an amount equal to the account value as of the death benefit valuation date, or approximately $381,083 at December 31, 2012. The benefit payable in connection with Ms. Stewart’s early retirement or disability will commence as of the second month following the date of her separation from service or disability and will be payable for 180 months.  If a change in control occurs (as defined in SERP 2), Ms. Stewart will receive her full retirement benefit under SERP 2, except that the benefit will commence upon her attaining age 65.  The cost of the benefits payable to Ms. Stewart under SERP 2 is expected to be offset through the purchase of an annuity contract by Sound Community Bank.  Ms. Stewart has no direct interest in this annuity contract and is a general unsecured creditor with respect to payments owed under SERP 2.

Confidentiality, Non-Competition, and Non-Solicitation Agreement. Effective December 30, 2011, Sound Community Bank entered into a Confidentiality, Non-Competition, and Non-Solicitation Agreement with Ms. Stewart.  The agreement commences upon Ms. Stewart's termination of employment with us and continues for 36 months thereafter.  For that 36-month period, subject to certain tolling provisions that apply in the event of a breach of the agreement, Ms. Stewart will be subject to the confidentiality, non-competition, and non-solicitation provisions in the agreement.  In consideration of Ms. Stewart’s non-competition and non-solicitation obligations, Ms. Stewart will be entitled to receive $81,369 annually for three years, payable twice a month, following her termination of employment with us, except if her termination of employment occurs for good reason (as defined in the agreement).   In the event Ms. Stewart terminates her employment with us for good reason, she will be entitled to receive an amount equal to 150 percent of her then-base salary plus the average of her past three years short term bonus pay, or approximately $567,000 at December 31, 2012, payable in 12 monthly installments beginning on the first day of the month following her termination. If Ms. Stewart terminates her employment with us for good reason within 24 months following a change in control (as defined in the agreement), Ms. Stewart will be entitled to receive the amount described in the preceding sentence, but payable in a lump sum.  Ms. Stewart's benefits under this agreement are forfeited if she breaches the terms of the agreement.  No payments will be made under the agreement if Ms. Stewart’s employment ceases on account of her disability or death (and payments that have commenced will cease upon death), or if she is otherwise ineligible to work in the financial product or services industry.

Equity Incentive Plans. We maintain an Equity Incentive Plan that provides for the grant or award of stock options, stock appreciations rights, restricted stock and restricted stock units to our directors, advisory directors, officers and other employees.  Under the plan, the Compensation Committee may grant stock options and stock appreciation rights for up to 126,287 shares of Sound Financial Bancorp’s common stock, of which options for 125,051 shares have been awarded as of December 31, 2012.  Under the plan, the Compensation Committee may grant restricted stock and restricted stock units for an aggregate of 50,514 shares of Sound Financial Bancorp’s common stock, all of which shares have been awarded as of December 31, 2012.  The Compensation Committee administers this plan, determines employee eligibility, grants awards and sets the terms of awards.  Awards are discretionary and are based on an assessment of the participant’s position, years of service, and contribution to our success and growth.  The exercise price of options awarded must be no less than the fair market value of a share of Sound Financial Bancorp’s common stock on the date of grant.  The plan will continue and awards may be granted until November 19, 2018, unless it is terminated sooner in accordance with the plan.

To date, all awards granted vest in equal annual installments over the five years following the grant date.  The vesting accelerates in the event of the participant’s death or disability or a change in control of Sound Financial Bancorp or Sound Community Bank.  In the event of a termination of service, all non-vested awards would be canceled.

    Other Benefits. We maintain an employee stock ownership plan for employees of Sound Financial Bancorp and Sound Community Bank.  The ESOP shares were purchased with loans from the Company.  Shares purchased by the ESOP are held in a suspense account and released to participants’ accounts as debt service payments are made.  Shares released from the ESOP are allocated to each eligible participant’s ESOP account based on the ratio of each such participant’s eligible compensation to the total eligible compensation of all eligible ESOP participants.  Benefits are payable upon retirement or other separation from service, or upon termination of the plan.  As of December 31, 2012, the ESOP held a total of 202,755 shares, of which 38,843 shares have been allocated to officers and other employees.

Medical premiums for senior managers, including all named executive officers, are 100% paid by Sound Community Bank.  In addition, these individuals receive $1,000 a year to cover co-payments and other uncovered medical expenses under the comprehensive medical plan.

We offer a qualified, tax-exempt retirement plan to our employees with a cash or deferred feature qualifying under Section 401(k) of the Code (the “401(k) Plan”).  We currently match each 401(k) contribution (other than catch-up contributions) in an amount equal to 50% of the participant’s 401(k) deferrals for the year up to 7% of their salary.  We may also make a discretionary profit sharing contribution under the 401(k) Plan, although the last profit sharing contribution to the 401(k) plan was made in 2004.  Future discretionary profit sharing contributions under the 401(k) Plan are unlikely as a result of the implementation of the ESOP in 2008.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee of the Board of Directors shall not be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding the incorporation by reference of this proxy statement into any such filing

The Audit Committee has reviewed and discussed the audited financial statements of Sound Financial Bancorp, Inc. for the fiscal year ended December 31, 2012, with management.  The Audit Committee has discussed with Moss Adams, LLP, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 as amended, (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has also received the written disclosures and the letter from Moss Adams, LLP required by applicable requirements of the Public Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Moss Adams, LLP its independence.

Based on the Audit Committee's review and discussions noted above, it recommended to the Board of Directors that Sound Financial Bancorp, Inc.’s audited financial statements be included in Sound Financial Bancorp, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the SEC.

The foregoing report is furnished by the Audit Committee of the Board of Directors:

Rogelio Riojas, Chairman                                                      David S. Haddad, Jr                                                      Debra Jones

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors appointed Moss Adams, LLP to serve as our independent registered public accounting firm for the 2013 fiscal year and is soliciting your ratification of that selection.

Your ratification of the Audit Committee’s selection of Moss Adams, LLP is not necessary because the Audit Committee has responsibility for selection of our independent registered public accounting firm.  However, the Audit Committee will take your vote on this proposal into consideration when selecting our independent registered public accounting firm in the future.  A representative of Moss Adams, LLP is expected to be present at the annual meeting of shareholders and will have the opportunity to make a statement or respond to any appropriate questions that shareholders may have.

The Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of Moss Adams, LLP as Sound Financial Bancorp, Inc.’s independent registered public accounting firm for the year ending December 31, 2013.

Principal Accountant Fees and Services

During the fiscal years ended December 31, 2012 and 2011, Moss Adams, LLP provided various audit and non-audit services to Sound Financial Bancorp and Sound Community Bank.  and; (3) tax advice and tax consultations; and (4) other professional services.

	Year Ended December 31,
	2012	2011
Audit Fees	$116,067	$117,970
Audit Related Fees(1)	184,794	-
Tax Fees	-	-
All Other Fees	-	-

            (1) Includes work related to the offering in 2012 including Form S-1, Form S-8, SAS 50 and related comfort letters and consents.

Our Audit Committee has determined that the services provided by Moss Adams, LLP as set forth herein are compatible with maintaining Moss Adams, LLP’s independence.

Pursuant to the terms of its charter, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent auditors. The Audit Committee must pre-approve the engagement letters and the fees to be paid to the independent auditors for all audit and permissible non-audit services to be provided by the independent auditors and consider the possible effect that any non-audit services could have on the independence of the auditors. The Audit Committee may establish pre-approval policies and procedures, as permitted by applicable law and SEC regulations and consistent with its charter for the engagement of the independent auditors to render permissible non-audit services to the Corporation, provided that any pre-approvals delegated to one or more members of the committee are reported to the committee at its next scheduled meeting. At this time, the Audit Committee has not adopted any pre-approval policies.

ADDITIONAL INFORMATION

Proxy Solicitation Costs

The Company will pay the costs of soliciting proxies.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s common stock.  In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by facsimile, telegraph or telephone, without additional compensation.

Shareholder Proposals for 2013 Annual Meeting

In order to be eligible for inclusion in Sound Financial Bancorp’s proxy materials for next year’s annual meeting of shareholders, any shareholder proposal to take action at such meeting must be received in writing at Sound Financial Bancorp’s main office at 2005 5th Avenue, Suite 200, Seattle, Washington 98121, no later than December 19, 2013.  Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities and Exchange Act of 1934, as amended and to the Company’s Charter and Bylaws.

In addition to the deadline and other requirements referred to above for submitting a stockholder proposal to be included in the Company’s proxy materials for its next annual meeting of stockholders, the Company’s bylaws require a separate notification to be made in order for a stockholder proposal to be eligible for presentation at the meeting, regardless of whether the proposal is included in the Company’s proxy materials for the meeting.  In order to be eligible for presentation at the Company’s next annual meeting of stockholders, written notice of a stockholder proposal containing the information specified in Article I, Section 6 of the Company’s bylaws must be received by the Secretary of the Company not earlier than the close of business on January 28, 2013 and not later than the close of business on February 27.  If, however, the date of the next annual meeting is before May 7, 2014 or after July 27, 2014, the notice of the stockholder proposal must instead be received by the Company’s Secretary not earlier than the close of business on the 120th day prior to the date of the next annual meeting and not later than the close of business on the later of the 90th day before the date of the next annual meeting or the tenth day following the first to occur of the day on which notice of the date of the next annual meeting is mailed or otherwise transmitted or the day on which public announcement of the date of the next annual meeting is first made by the Company.

Other Matters

We are not aware of any business to come before the annual meeting other than those matters described in this proxy statement.  However, if any other matter should properly come before the meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

*** Exercise Your *Right* to Vote ***

SOUND FINANCIAL BANCORP, INC.

SOUND FINANCIAL BANCORP
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

M58904-P35052

Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 28, 2013
Date: May 28, 2013 **Time:** 2:30 p.m., Pacific Time
Location: Sound Community Bank's offices
2005 5th Avenue
Suite 200
Seattle, Washington

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT ANNUAL REPORT

How to View Online:
Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com*.

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 14, 2013 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com*. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

M58905-P35052

Voting Items

The Board of Directors recommends you vote "FOR ALL" the following:

1. Election of Directors

Nominees:

01) Tyler K. Myers
02) Robert F. Carney
03) James E. Sweeney

The Board of Directors recommends you vote FOR the following proposal:

M58906-P35052